Smithfield Foods Reports Record Third Quarter Results

SMITHFIELD, Va., October 28, 2025 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2025 third quarter ended September 28, 2025.

Third Quarter Fiscal 2025 Financial Highlights
•Net sales of $3.7 billion, up 12.4% from the third quarter of 2024
•Operating profit and adjusted operating profit of $310 million
•Operating margin and adjusted operating margin of 8.3%
•Packaged Meats operating profit and adjusted operating profit of $226 million; operating profit margin and adjusted operating profit margin of 10.8%
•Diluted earnings per share from continuing operations attributable to Smithfield of $0.63 per share
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $0.58 per share

First Nine Months Fiscal 2025 Financial Highlights
•Net sales of $11.3 billion, up 10.9% from the first nine months of 2024
•Operating profit of $892 million; Adjusted operating profit of $934 million
•Operating margin of 7.9%; Adjusted operating margin of 8.3%
•Packaged Meats operating profit of $792 million; Operating profit margin of 12.8%
•Packaged Meats adjusted operating profit of $787 million; Adjusted operating profit margin of 12.7%
•Diluted earnings per share from continuing operations attributable to Smithfield of $1.68 per share
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $1.72 per share

CEO Perspective

“I am pleased to report that our team delivered consistent, disciplined execution on our strategies, which drove sales growth and record third quarter operating profit in a challenging environment,” said Smithfield President and CEO Shane Smith.

“Despite persistent higher raw material costs and cautious consumer spending, our Packaged Meats segment posted the second best third quarter profit on record. We also benefitted from vertical integration as higher Hog Production segment profits more than offset raw material cost headwinds in Fresh Pork and Packaged Meats.”

Smith added, “By staying true to our strategies and delivering on our commitments, we are able to increase the mid-point and tighten the range of our full year adjusted operating profit outlook. With a strong balance sheet and financial position, we remain focused on driving growth and increasing shareholder value over the long term.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	September 28, 2025	September 29, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,090	$1,917	$174	9.1%
Fresh Pork	2,185	1,951	234	12.0%
Hog Production	813	738	75	10.1%
Other	131	117	14	12.1%
Total segment sales	5,220	4,723	496	10.5%
Inter-segment sales eliminations:
Fresh Pork	(910)	(756)	(154)	20.4%
Hog Production	(562)	(632)	70	(11.1)%
Total inter-segment sales eliminations	(1,473)	(1,389)	(84)	6.0%
Consolidated sales	$3,747	$3,334	$412	12.4%

	Nine Months Ended
	September 28, 2025	September 29, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$6,193	$5,861	$332	5.7%
Fresh Pork	6,299	5,871	428	7.3%
Hog Production	2,585	2,220	365	16.5%
Other	355	350	6	1.7%
Total segment sales	15,433	14,301	1,132	7.9%
Inter-segment sales eliminations:
Fresh Pork	(2,507)	(2,236)	(272)	12.1%
Hog Production	(1,621)	(1,874)	254	(13.5)%
Other	(1)	—	—	26.9%
Total inter-segment sales eliminations	(4,129)	(4,111)	(18)	0.4%
Consolidated sales	$11,304	$10,190	$1,114	10.9%

Operating Profit

	Three Months Ended
	September 28, 2025	September 29, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$226	$239	$(14)	(5.7)%
Fresh Pork	10	28	(18)	(63.8)%
Hog Production	89	40	48	119.8%
Other	10	20	(10)	(49.6)%
Corporate expenses	(24)	(28)	4	15.2%
Unallocated	(1)	(15)	14	95.0%
Operating profit	$310	$285	$25	8.9%

	Nine Months Ended
	September 28, 2025	September 29, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$792	$855	$(62)	(7.3)%
Fresh Pork	127	196	(69)	(35.1)%
Hog Production	112	(136)	248	NM
Other	32	18	13	72.2%
Corporate expenses	(79)	(92)	13	14.1%
Unallocated	(92)	(59)	(33)	(56.6)%
Operating profit	$892	$783	$109	13.9%

Financial Position

As of September 28, 2025, we had $3,069 million of available liquidity consisting of $773 million in cash and cash equivalents and $2,297 million of availability under our committed credit facilities. We ended the second quarter with a ratio of net debt to adjusted EBITDA from continuing operations (1) on a trailing twelve months basis of 0.8x.

________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation of the ratio of net debt to adjusted EBITDA from continuing operations to the most comparable GAAP measure.

Dividend Update

On April 22, 2025, May 29, 2025 and August 28, 2025, we paid dividends of $0.25 per share to shareholders. We anticipate remaining quarterly dividends for fiscal year 2025 will be $0.25 per share, resulting in an annual dividend rate for fiscal year 2025 of $1.00 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2025 Outlook

For Fiscal Year 2025, the Company is again increasing its outlook originally provided on March 25, 2025 as follows:

•Reaffirming total Company sales to increase in the low-to-mid-single-digit percent range compared to fiscal year 2024. For comparability purposes, this outlook range excludes the impact from Hog Production segment sales to recently formed Murphy Family Farms and VisionAg.

•Updating Packaged Meats segment adjusted operating profit to between $1,060 million to $1,110 million.

•Updating Fresh Pork segment adjusted operating profit to between $150 million to $200 million.

•Increasing Hog Production segment adjusted operating profit to between $125 million to $150 million.

•Increasing total Company adjusted operating profit to between $1,225 million to $1,325 million.

•Updating capital expenditures to between $350 million to $400 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•Reaffirming an effective tax rate of between 23.0% and 25.0%.

Conference Call Information

A conference call to discuss the third quarter 2025 financial results is scheduled for today, October 28, 2025, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 877-344-7529 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 2239006. The replay will be available until November 4, 2025.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world.

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income from continuing operations attributable to Smithfield, (2) adjusted net income from continuing operations per common share attributable to Smithfield, (3) EBITDA from continuing operations, (4) adjusted EBITDA from continuing operations, (5) adjusted EBITDA margin from continuing operations, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA from continuing operations. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income from continuing operations attributable to Smithfield is defined as net income (loss), excluding the effects of loss contingencies and transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income from continuing operations attributable to Smithfield is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income from continuing operations per common share attributable to Smithfield is defined as adjusted net income from continuing operations attributable to Smithfield divided by total outstanding common shares. (3) EBITDA from continuing operations is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA from continuing operations is defined as EBITDA further adjusted for non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. We believe that adjusted EBITDA from continuing operations is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin from continuing operations is defined as adjusted EBITDA from continuing operations divided by total sales. We believe that adjusted EBITDA margin from continuing operations is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of revenues. We believe that adjusted net income from continuing operations per common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA from continuing operations is defined as net debt divided by adjusted EBITDA from continuing operations. We believe that ratio of net debt to adjusted EBITDA from continuing operations is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA from continuing operations, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2025 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2025 projected adjusted results to its fiscal year 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our ability to invest in growth and increase value for our shareholders; our financial outlook for 2025; and the anticipated payment of annual dividends of $1.00 per share in 2025.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (i) the cyclical nature of our operations and fluctuations in commodity prices; (ii) our dependence on third- party suppliers; (iii) our ability to execute on our strategy to optimize the size of our hog production operations; (iv) our ability to navigate geopolitical risks including increased tariffs on our exports, (v) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (vi) our ability to compete successfully in the food industry; (vii) our ability to anticipate and meet consumer trends and interests through product innovation; (viii) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (ix) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (x) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (xi) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (xii) our dividend policy and our ability to pay dividends; and (xiii) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for share and per share data, and unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Sales	$3,747	$3,334	$11,304	$10,190
Cost of sales	3,268	2,859	9,817	8,826
Gross profit	479	476	1,487	1,364
Selling, general and administrative expenses	178	200	643	594
Operating gains	(9)	(10)	(48)	(12)
Operating profit	310	285	892	783
Interest expense, net	11	17	33	52
Non-operating gains	(19)	(7)	(17)	(13)
Income from continuing operations before income taxes	318	276	876	745
Income tax expense	71	69	205	165
Loss (income) from equity method investments	(4)	(3)	4	(1)
Net income from continuing operations	252	209	667	581
Net income from continuing operations attributable to noncontrolling interests	4	7	7	9
Net income from continuing operations attributable to Smithfield	248	202	660	572

Income from discontinued operations before income taxes	—	49	—	187
Income tax expense (benefit) from discontinued operations	—	(41)	—	8
Net income from discontinued operations	—	90	—	179
Net income from discontinued operations attributable to noncontrolling interests	—	1	—	2
Net income from discontinued operations attributable to Smithfield	—	89	—	176

Net income	252	300	667	760
Net income attributable to noncontrolling interests	4	8	7	11
Net income attributable to Smithfield	$248	$291	$660	$749

Net income per common share attributable to Smithfield:
Basic and diluted:
Continuing operations	$0.63	$0.53	$1.68	$1.51
Discontinued operations	—	0.23	—	0.46
Total	$0.63	$0.77	$1.68	$1.97

Weighted-average shares outstanding:
Basic	393,112,711	380,069,232	391,679,362	380,069,232
Diluted	394,594,035	380,069,232	392,307,588	380,069,232

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	September 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$773	$943
Accounts receivable, net	1,040	558
Inventories, net	2,468	2,412
Prepaid expenses and other current assets	313	290
Total current assets	4,594	4,202

Property, plant and equipment, net	3,191	3,176
Goodwill	1,621	1,613
Intangible assets, net	1,260	1,266
Operating lease assets	381	335
Equity method investments	202	202
Other assets	273	260
Total assets	$11,523	$11,054

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	597	777
Current portion of long-term debt and finance lease obligations	3	3
Current portion of operating lease obligations	69	56
Accrued expenses and other current liabilities	811	871
Total current liabilities	1,480	1,706

Long-term debt and finance lease obligations	2,001	1,999
Long-term operating lease obligations	318	286
Deferred income taxes, net	581	518
Net long-term pension obligation	215	279
Other liabilities	204	208

Redeemable noncontrolling interests	257	225

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,112,711 shares issued and outstanding as of September 28, 2025 and 380,069,232 shares issued and outstanding as of December 29, 2024	—	—
Additional paid-in capital	3,333	3,102
Retained earnings	3,548	3,184
Accumulated other comprehensive loss	(414)	(452)
Total shareholders’ equity	6,466	5,834
Total liabilities and equity	$11,523	$11,054

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Nine Months Ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities:
Net income	$667	$760
Less: Net income from discontinued operations	—	(179)
Net income from continuing operations	$667	$581
Adjustments to reconcile net income from continuing operations to net cash flows from operating activities of continuing operations:
Depreciation and amortization	248	253
Changes in operating and other assets and liabilities, net	(794)	(615)
Other	—	14
Net cash flows from operating activities of continuing operations	121	233

Cash flows from investing activities:
Capital expenditures	(246)	(268)
Investments in partnerships and other assets	(10)	(5)
Net expenditures from breeding stock transactions	(9)	(42)
Proceeds from sale of property, plant and equipment and other assets	6	8
Insurance proceeds	7	2
Cash receipts on notes receivable	14	—
Net cash flows used in investing activities of continuing operations	(239)	(305)

Cash flows from financing activities:
Payment of dividends	(297)	(270)
Principal payments on long-term debt and finance lease obligations	(1)	(20)
Repayments to Securitization Facility	—	(14)
Proceeds from Securitization Facility	—	14
Net repayments to revolving credit facilities	—	(1)
Net proceeds from issuance of common stock	236	—
Other	(2)	1
Net cash flows used in financing activities of continuing operations	(64)	(290)

Effect of foreign exchange rate changes on cash from continuing operations	12	(12)

Cash flows from discontinued operations:
Net cash flows from operating activities of discontinued operations	—	221
Net cash flows used in investing activities of discontinued operations	—	(171)
Net cash flows used in financing activities of discontinued operations	—	(143)
Effect of foreign exchange rate changes on cash from discontinued operations	—	(5)
Net change in cash and cash equivalents of discontinued operations	—	(98)

Net change in cash, cash equivalents and restricted cash	(170)	(472)

Cash, cash equivalents and restricted cash at beginning of period (including discontinued operations)	943	751
Cash, cash equivalents and restricted cash at end of period	$773	$278

Non-GAAP Financial Measures

Adjusted Net Income from Continuing Operations Attributable to Smithfield and Adjusted Net Income from Continuing Operations per Common Share Attributable to Smithfield

The following table provides a reconciliation of net income from continuing operations attributable to Smithfield to adjusted net income from continuing operations attributable to Smithfield.

	Three Months Ended		Nine Months Ended		Affected income statement account
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(in millions, except per share data)
Net income from continuing operations attributable to Smithfield	$248	$202	$660	$572
Litigation charges	—	—	73	—	SG&A
Reduction in workforce (1)	—	—	6	—	SG&A
Reduction in workforce (1)	—	—	2	—	Cost of sales
Office closures (2)	—	—	4	—	SG&A
Hog Production Reform (3)	1	3	3	13	Cost of sales
Hog Production Reform	—	—	(1)	—	Operating gains
Plant closure	—	—	2	—	Cost of sales
Incremental costs from destruction of property	—	—	—	4	Cost of sales
Employee retention tax credits (4)	—	—	(10)	(86)	Cost of sales
Employee retention tax credits (4)	—	—	—	(1)	SG&A
Insurance recoveries (5)	(2)	(3)	(36)	(4)	Operating gains
Company-owned life insurance gain (6)	(17)	—	(17)	—	Non-operating gains
Income tax effect of non-GAAP adjustments (7)	—	—	(11)	19	Income tax expense
Adjusted net income from continuing operations attributable to Smithfield	$230	$203	$674	$518

Net income from continuing operations attributable to Smithfield per diluted common share	$0.63	$0.53	$1.68	$1.51
Adjusted net income from continuing operations attributable to Smithfield per diluted common share	$0.58	$0.53	$1.72	$1.36
________________
(1)Consists of severance costs associated with a workforce reduction initiative. Total severance costs round up to $9 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Consists of contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.
(4)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
(5)Consists of gains recognized in connection with settlements of insurance claims associated with property damage. Also includes settlements of insurance claims in the second quarter of 2025 and the second and third quarters of 2024 for losses incurred in connection with past litigation.
(6)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.
(7)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations and
Adjusted EBITDA Margin from Continuing Operations

The following table provides a reconciliation of net income from continuing operations to EBITDA from continuing operations and adjusted EBITDA from continuing operations.

	Three Months Ended		Nine Months Ended		Twelve Months Ended		Affected Income Statement Account
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024	September 28, 2025	December 29, 2024
	(in millions, except percentages)
Net income from continuing operations	$252	$209	$667	$581	$884	$798
Interest expense, net	11	17	33	52	47	66
Income tax expense	71	69	205	165	310	271
Depreciation and amortization	82	88	248	253	335	339
EBITDA from continuing operations	$416	$382	$1,152	$1,050	$1,576	$1,474
Litigation charges	—	—	73	—	73	—	SG&A
Reduction in workforce (1)	—	—	6	—	6	—	SG&A
Reduction in workforce (1)	—	—	2	—	2	—	Cost of sales
Office closures (2)	—	—	4	—	4	—	SG&A
Plant closure (3)	—	—	1	—	1	—	Cost of sales
Hog Production Reform (4)	1	3	2	12	19	29	Cost of sales
Hog Production Reform (5)	—	—	(1)	—	(39)	(38)	Operating gains
Incremental costs from destruction of property	—	—	—	4	—	4	Cost of sales
Employee retention tax credits (6)	—	—	(10)	(86)	(10)	(86)	Cost of sales
Employee retention tax credits (6)	—	—	—	(1)	—	(1)	SG&A
Insurance recoveries (7)	(2)	(3)	(36)	(4)	(36)	(4)	Operating gains
Company-owned life insurance gain (8)	(17)	—	(17)	—	(17)	—	Non-operating gains
Adjusted EBITDA from continuing operations	$398	$383	$1,175	$976	$1,577	$1,379

Net income margin from continuing operations	6.7%	6.3%	5.9%	5.7%	5.8%	5.6%
Adjusted EBITDA margin from continuing operations	10.6%	11.5%	10.4%	9.6%	10.3%	9.7%
________________
(1)Consists of severance costs associated with a workforce reduction initiative. Total severance costs round up to $9 million.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(4)Consists of contract termination costs, loss on asset disposals, employee termination benefits and other exit costs associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(5)Includes a $32 million gain on the sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms in the fourth quarter of 2024.
(6)Represents the recognition of employee retention tax credits received under the CARES Act.

(7)Consists of gains recognized in connection with settlements of insurance claims associated with property damage. Also includes settlements of insurance claims in the second quarter of 2025 and the second and third quarters of 2024 for losses incurred in connection with past litigation.
(8)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.

Net Debt and Ratio of Net Debt to Adjusted EBITDA from Continuing Operations

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income from continuing operations, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	September 28, 2025	December 29, 2024
	(in millions, except ratios)
Current portion of long-term debt and capital lease	$3	$3
Long-term debt and finance lease obligations	2,001	1,999
Total debt and finance lease obligations	$2,004	$2,002
Cash and cash equivalents	(773)	(943)
Net debt	$1,231	$1,059

Net income from continuing operations	$884	$798
Adjusted EBITDA from continuing operations	$1,577	$1,379

Ratio of total debt and finance lease obligations to net income from continuing operations	2.3x	2.5x
Ratio of net debt to adjusted EBITDA from continuing operations	0.8x	0.8x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit. Adjusted operating profit and adjusted operating profit margin are non-GAAP measures.

Three Months Ended September 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$226	$10	$89	$10	$(24)	$(1)	$310
Hog Production Reform	—	—	—	—	—	1	1
Insurance recoveries	—	—	—	—	—	(2)	(2)
Adjusted operating profit (loss)	$226	$10	$89	$10	$(24)	$(1)	$310

Operating profit (loss) margin	10.8%	0.5%	10.9%	7.7%	NM	NM	8.3%
Adjusted operating profit (loss) margin	10.8%	0.5%	10.9%	7.7%	NM	NM	8.3%

Three Months Ended September 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$239	$28	$40	$20	$(28)	$(15)	$285
Hog Production Reform (4)	—	—	—	—	—	3	3
Insurance recoveries (5)	—	—	—	—	—	(3)	$(3)
Adjusted operating profit (loss)	$239	$28	$40	$20	$(28)	$(14)	$286

Operating profit (loss) margin	12.5%	1.4%	5.5%	17.1%	NM	NM	8.5%
Adjusted operating profit (loss) margin	12.5%	1.4%	5.5%	17.1%	NM	NM	8.6%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.
(4)Consists of loss on asset disposals, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.
(5)Consists of a gain recognized in the third quarter of 2024 for the settlement of a claim with an insurance carrier to recover losses incurred in connection with past litigation.

Nine Months Ended September 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$792	$127	$112	$32	$(79)	$(92)	$892
Litigation charges	—	—	—	—	—	73	73
Reduction in workforce (4)	—	—	—	—	—	9	9
Office closures (5)	—	—	—	—	—	4	4
Plant closure	—	—	—	—	—	2	2
Hog Production Reform	—	—	—	—	—	2	2
Employee retention tax credits (6)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (7)	—	—	—	—	—	(36)	(36)
Adjusted operating profit (loss)	$787	$122	$112	$32	$(79)	$(40)	$934

Operating profit (loss) margin	12.8%	2.0%	4.3%	8.9%	NM	NM	7.9%
Adjusted operating profit (loss) margin	12.7%	1.9%	4.3%	8.9%	NM	NM	8.3%

Nine Months Ended September 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$855	$196	$(136)	$18	$(92)	$(59)	$783
Hog Production Reform (8)	—	—	—	—	—	13	13
Incremental costs from destruction of property	—	—	—	—	—	4	4
Insurance recoveries (7)	—	—	—	—	—	(4)	(4)
Employee retention tax credits (6)	(38)	(41)	(8)	—	—	—	(87)
Adjusted operating profit (loss)	$816	$155	$(143)	$18	$(92)	$(45)	$710

Operating profit (loss) margin	14.6%	3.3%	(6.1)%	5.3%	NM	NM	7.7%
Adjusted operating profit (loss) margin	13.9%	2.6%	(6.5)%	5.3%	NM	NM	7.0%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.
(4)Consists of severance costs associated with a workforce reduction initiative.
(5)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(6)Represents the recognition of employee retention tax credits received under the CARES Act.
(7)Consists of gains recognized in connection with settlements of insurance claims associated with property damage. Also includes settlements of insurance claims in the second quarter of 2025 and the second and third quarters of 2024 for losses incurred in connection with past litigation.
(8)Consists of contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.